SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): February 27, 2012

VANITY EVENTS HOLDING, INC.
 (Exact name of Company as specified in charter)

Delaware	000- 52524	43-2114545
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1111 Kane Concourse, Suite 304
Bay Harbor Islands, FL  33154
(Address of principal executive offices) (zip code)

 (786) 530-2164
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 29, 2012, Vanity Events Holding, Inc. (the “Company”) entered into a domain name assignment agreement with Greg Pippo, the Company’s chief financial officer (the “Assignor”), pursuant to which the Assignor assigned all of his  rights, title and interest and goodwill in or associated with the domain names www.buyborroworsell.com and www.buyborroworsell.net (the “Domain Names”), together with any unregistered or registered trademarks, service marks, copyrights or other intellectual property or property rights based on or in any way related to the Domain Names.  In consideration for the assignment of the Domain Names, the Corporation agreed to pay the Assignor $2,500 for the fees and expenses related to the Domain Names incurred by the Assignor to date.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2012, the board of directors of the Company appointed Michael Brodsky as a director of the Company, effective immediately.  Mr. Brodsky does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Brodsky and any other person pursuant to which Mr. Weiselberg was selected as a director.  There are no transactions in which Mr. Brodsky has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Brodsky has voting and dispositive power over the shares held by Thalia Woods Management, Inc., one of our 5% or greater shareholders. Mr. Brodsky has not entered into any material plan, contract or arrangement in connection with his appointment as director.

Mr. Brodsky has served as president of Thalia Woods Management, Inc., a company that makes direct investments in public and private companies,  since June 2009.  From April 2004 to June 2009, Mr. Brodsky served as president and chief executive officer of Venture Investment Group, a company that makes direct investments in public and private companies.  From February 2007 to May 2008, Mr. Brodsky served as manager in charge of worldwide logistics at Resnick Supermarket Equipment Corp.

On March 6, 2012, Ronald Cosman resigned as a director of the Company, effective immediately.  There was no disagreement or dispute between Mr. Cosman and the Company which led to his resignation.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Domain Name Assignment Agreement, dated February 29, 2012, by and between Vanity Events Holding, Inc. and Greg Pippo

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANITY EVENTS HOLDING, INC.

Dated: March 6, 2012	By:	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Officer

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